Exhibit 10.1

2011 Executive Officer Compensation Arrangements

Executive Officer	2011 Base Salary Rate(1)	2011 Target Bonus as % of Annual Base Salary Rate

Bruce C. Cozadd Chairman and Chief Executive Officer	$575,000	65

Russell J. Cox Senior Vice President, Sales and Marketing	$325,000	40

Michael A. DesJardin Senior Vice President, Product Development	$288,000	40

Mark G. Eller, Ph.D. Senior Vice President, Research and Clinical Development	$288,000	40

Kathryn E. Falberg Senior Vice President and Chief Financial Officer	$380,000	40

Carol A. Gamble Senior Vice President, General Counsel and Corporate Secretary	$362,000	40

Janne L. T. Wissel Senior Vice President, Chief Regulatory and Compliance Officer	$362,000	40

Karen J. Wilson(2) Vice President, Finance and Principal Accounting Officer	$260,000	20-35

(1)	Base salary rate effective March 1, 2011.
(2)	Ms. Wilson joined the company as Vice President, Finance on February 7, 2011 and became the company’s Principal Accounting Officer effective March 9, 2011.